SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On October 31, 2006, FTI Consulting, Inc. (“FTI”) issued a press release announcing our financial results for the third quarter and nine months ended September 30, 2006, as well as other information, including operating results by business segment, other developments and updated guidance for 2006 primarily to take into consideration the acquisition of FD International (Holdings) Limited as of October 4, 2006 and the Special Termination Charge (as defined below) and described in the press release and reported in FTI’s Form 8-K dated September 6, 2006 filed with the Securities and Exchange Commission on September 12, 2006. The full text of the press release (including Financial Tables, including updated outlook for 2006) issued on October 31, 2006 is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 7.01. Regulation FD Disclosure

The press release (and Financial Tables and updated outlook for 2006) include a discussion of FTI’s (i) earnings before interest, taxes, depreciation and amortization, including the special termination charge related to the restructuring of FTI’s U.K. operations and the consolidation of certain non-core practices in the U.S. (collectively, the “Special Termination Charge”) as previously announced (“EBITDA”), (ii) EBITDA excluding the Special Termination Charge (“Adjusted EBITDA”), (iii) EBITDA or Adjusted EBITDA by business segment, (iv) net income excluding (a) Special Termination Charge, (b) Special Termination Charge and impact of FASB Statement No. 123(R), and (c) Special Termination Charge, impact of FASB Statement No. 123(R) and amortization of intangible assets (individually and collectively, sometimes referred to as “Adjusted Net Income”), and (v) adjusted earnings per share diluted excluding (a) the Special Termination Charge, and share-based compensation and (b) Special Termination Charge and amortization of intangible assets (“Non-GAAP Diluted EPS”). Although EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial condition or performance determined in accordance with generally accepted accounting principles, FTI believes that they are useful operating performance measures for evaluating our results of operations from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. FTI uses EBITDA to evaluate and compare the operating performances of its segments and it is one of the primary measures used to determine employee bonuses. FTI also uses EBITDA to value businesses it considers acquiring.

Adjusted EBITDA and Adjusted Net Income exclude certain items to provide better comparability from period to period. A reconciliation of consolidated EBITDA Adjusted EBITDA and Adjusted Net Income to consolidated net income and Non-GAAP Diluted EPS to Diluted EPS, and Adjusted EBITDA to operating income for the three months and nine months ended September 30, 2006 are included in the Financial Tables which are part of the press release furnished as Exhibit 99.1.

With respect to FTI’s updated guidance for 2006, a reconciliation of EBITDA and Adjusted EBITDA (including the impact of FASB Statement No. 123(R)) to net income as projected for the year ending December 31, 2006 is not reasonably available because FTI cannot determine net income for its 2006 fiscal year with certainty at this time. In addition, information relating to EBITDA, Adjusted EBITDA and Adjusted Net Income

1

(including the impact of FASB Statement No. 123(R)) for the year ending December 31, 2006 have been included in the press release, but cannot be reconciled to GAAP because share based compensation for the full year ending December 31, 2006 cannot be predicted and is not quantifiable at this time. The anticipated amounts can not be predicted with certainty because they will depend on the levels and timing of share-based compensation that may be issued in connection with FTI’s hiring, performance evaluation and retention programs and potential acquisitions, as well as the price of the FTI’s stock. Therefore, the impact of expensing stock options in accordance with FASB Statement No.123(R) is not determinable with certainty at this time. The impact of accounting for equity issuances during the year ending December 31, 2006 under FASB Statement No. 123(R) will be significant.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Non-GAAP Diluted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. We believe that EBITDA and Adjusted EBITDA as supplemental financial measures are also indicative of FTI’s capacity to incur and service debt and thereby provides additional useful information to investors regarding FTI’s financial condition and results of operations. EBITDA and Adjusted EBITDA for purposes of the covenants set forth in our senior secured credit facility are not calculated in the same manner as calculated for purposes of the Financial Tables included in the press release.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated October 31, 2006 (including Financial Tables and updated outlook for 2006), of FTI Consulting, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: November 1, 2006	By:	/S/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 31, 2006 (including Financial Tables and updated outlook for 2006), of FTI Consulting, Inc.